                                                                     EXHIBIT 1.1

                            STERILE RECOVERIES, INC.

                       2,000,000 Shares of Common Stock(1)

                          FORM OF UNDERWRITING AGREEMENT

                                 JULY __, 1996



ROBERT W. BAIRD & CO. INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
         As Representatives of the Several Underwriters
         Identified in Schedule II Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

         1.      INTRODUCTORY.   Sterile Recoveries, Inc., a Florida
corporation (the "Company") proposes to sell 2,000,000 shares (the "Firm Shares") of common stock, $.001 par value per share (the "Common Stock"), to the several underwriters identified in Schedule II annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company and the Shareholders of the Company identified in Schedule I annexed hereto (the "Selling Shareholders"), have agreed to grant to the Underwriters an option to purchase up to 300,000 additional shares of Common Stock (the "Optional Shares") as provided in section 6 hereof; provided, however, that the Optional Shares purchased through the option shall be derived fifty percent (50%) from the Company and fifty percent (50%) from the Selling Shareholders as follows: 54,000 shares from Richard T. Isel, 46,500 shares from James T. Boosales, and 49,500 shares from Wayne R. Peterson. In the event that the Underwriters elect to purchase less than all of the Optional Shares, the obligation of the Selling Shareholders to the Underwriters shall be to sell to the Underwriters that number of Optional Shares that bears the same proportion to the number of Optional Shares to be purchased by the Underwriters as the number of shares set forth opposite the name of each Selling Shareholder above bears to the total number of Optional Shares to be purchased by the Underwriters under Section 6 of the Agreement. The Firm Shares and, to the extent such option is exercised, the Optional Shares are hereinafter collectively referred to as the "Shares."

         You, as representatives of the Underwriters (the "Representatives"), have advised the

____________________

    (1) Plus an option to acquire up to 300,000 additional shares of Common Stock from the Company and the Selling Shareholders, to cover over-allotments.

Company and the Selling Shareholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon hereafter as in your judgment is advisable and that the public offering price of the Shares initially will be $________ per share.

         The Company and the Selling Shareholders hereby confirm their respective agreements with the Underwriters and each other as follows:


         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and the Selling Shareholders, jointly and severally, represent and warrant to, and agree with, the several Underwriters, and shall be deemed to represent and warrant to the several Underwriters on each Closing Date (as hereinafter defined), that:

                 (a) The Company has been duly incorporated and is validly existing as a corporation and in good standing or its status is active, as the case may be, under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Prospectus (as hereinafter defined) and the Registration Statement; the Company is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a material adverse effect on the condition (financial or other), business, property, net worth or results of operations of the Company, taken as a whole ("Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the articles of incorporation and by-laws, as amended or restated ("Articles of Incorporation" and "By-laws," respectively), of the Company as in effect on the date hereof have been delivered to the Representatives, and no changes thereto will be made on or subsequent to the date hereof and prior to each Closing Date.

                 (b) The shares of Common Stock issued and outstanding immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. The Shares to be issued and sold by the Company to the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Registration Statement. The delivery of certificates for the Shares to be issued and sold by the Company hereunder and payment therefor pursuant to the terms of this Agreement will pass valid title to such Shares to the Underwriters, free and clear of any lien, claim, encumbrance or defect in title. Except as described in the Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company, and there are no holders of Common Stock or other securities of the Company, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such Common Stock or securities under the Securities Act of 1933, as amended, and the regulations thereunder (together, the "Act") or the securities laws or regulations of any of the states (the "Blue Sky Laws").

                 (c) The Company does not currently have and never has had any subsidiaries and does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, limited liability partnership, joint venture, association, trust or other business organization.

                 (d) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Articles of Incorporation or By-laws of the Company; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company is a party or by which the Company, or any property owned or leased by the Company, may be bound or affected which violation, breach or default could have a Material Adverse Effect; (iii) violate any statute, ordinance, rule or regulation applicable to the Company, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended, and the regulations thereunder (together, the "Exchange Act"), the Blue Sky Laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the "NASD"). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                 (e) A registration statement on Form S-1 (Reg. No. 333-03745) with respect to the Shares, including a preliminary form of prospectus, has been carefully prepared by the Company in conformity with the requirements of the Act and has been filed with the Securities and Exchange Commission (the "Commission"). If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462(b) Registration Statement"), then any reference to the "Registration Statement" (as defined below) shall be deemed to include the Rule 462(b) Registration Statement, as amended from time to time. Such registration statement, as finally amended and revised at the time such registration statement was or is declared effective by the Commission (including the information contained in the form of final prospectus, if any, filed with the Commission pursuant to Rule 424(b) and Rule 430A under the Act and deemed to be part of the registration statement if the registration statement has been declared effective pursuant to Rule 430A(b)) and as thereafter amended by post-effective amendment, if any, is herein referred to as the "Registration Statement." The related final prospectus in the form first filed with the Commission pursuant to Rule 424(b) or, if no such filing is required, as included in the Registration Statement, or any supplement thereto, is herein referred to as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and each such prospectus as amended from time to time until the date of the Prospectus, is referred to herein as the "Preliminary Prospectus." The Company has prepared and filed such amendments to the Registration Statement since its initial filing with the Commission, if any, as may have been required to the date hereof, and will file such additional amendments thereto as may hereafter be required. There have been delivered to the Representatives two signed copies of the Registration Statement and each amendment thereto, if any, together with two copies of each exhibit filed therewith, and such number of conformed copies for each of the Underwriters of the Registration Statement and each amendment thereto, if any (but without exhibits), and of each Preliminary Prospectus and of the Prospectus as the Representatives have requested.

                 (f) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus, nor, to the knowledge of the Company or the Selling Shareholders, have any proceedings for that purpose been initiated or threatened, and each Preliminary Prospectus filed with the Commission as part of the Registration Statement (excluding from this representation the information referred to in Section 5), as originally filed or as part of any amendment or supplement thereto complied when so filed with the requirements of the Act and, as of its date, did not include any untrue statement of a material fact or omit to state, a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the effective date of the Registration Statement, and at all times subsequent thereto up to each Closing Date, the Registration Statement and the Prospectus contained or will contain all statements that are required to be stated therein in accordance with the Act and conformed or will conform in all respects to the requirements of the Act, and neither the Registration Statement nor the Prospectus (excluding from this representation the information referred to in Section 5), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Company, nor any person that controls, is controlled by or is under common control with the Company, has distributed or will distribute prior to each Closing Date any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement or other materials permitted by the Act and provided to the Representatives.

                 (g) Grant Thornton, L.L.P., which has expressed its opinion with respect to the combined financial statements and schedules filed with the Commission and included as a part of each Preliminary Prospectus, the Prospectus or the Registration Statement, are independent accountants as required by the Act.

                 (h) The combined financial statements and the related notes thereto included in each Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position, results of operations and cash flows of the Company as of their respective dates or for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein on a basis consistent with the combined financial statements of the Company contained therein. The Company had an outstanding capitalization as set forth in the Registration Statement and under "Capitalization" in the Prospectus as of the date indicated therein, and there has been no material change thereto since such date except as disclosed in the Prospectus. The financial and statistical information and data relating to the Company in each Preliminary Prospectus, the Prospectus and the Registration Statement are accurately presented and prepared on a basis consistent with the audited combined financial statements and books and records of the Company. The combined financial statements and schedules and the related notes thereto included in each Preliminary Prospectus, the Prospectus or the Registration Statement are the only such financial statements and schedules required under the Act to be set forth therein.

                (i) The Company is not currently, nor with the giving of notice or passage of time or both, would be, in violation or in breach of: (i) its Articles of Incorporation or By-laws; (ii) any statute, ordinance, order, rule or regulation applicable to the Company; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company is a party or by which any property owned or leased by the Company is bound or affected which violation, breach or default could be expected to have a Material Adverse Effect. The Company has received no notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company, except any such violation that could not be expected to have a Material Adverse
Effect. The Company has obtained and holds, and is in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with its business (hereinafter "permit" or "permits"), and all of such permits are in full force and effect; and the Company has fulfilled and performed all of its obligations with respect to each such permit and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit. The Company is not nor has it been (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except any such violation which has been fully cured or satisfied without recourse or which could not be expected to have a Material Adverse Effect.

                 (j) There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company or the Selling Shareholders, threatened to which the Company is or may be a party or to which any property owned or leased by the Company is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement or the Prospectus which are not so described, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto. Except as described in the Registration Statement or the Prospectus, the Company: (i) is not in violation of any statute, ordinance, rule or regulation, or any decision, order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, "environmental laws"); (ii) does not own or operate any real property contaminated with any substance that is subject to any environmental laws; (iii) is not liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could be expected to have a Material Adverse Effect.

                 (k) There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or the Prospectus or to be filed or deemed to be filed as an exhibit to the Registration Statement by the Act, which has not been described or filed as required. All such contracts or agreements to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable by and against the Company, in accordance with the respective terms thereof.

                 (l) The Company has good and valid title to all property and assets reflected as owned by the Company in the Company's combined financial statements included in the Registration Statement (or elsewhere in the Registration Statement or the Prospectus), free and clear of all liens, claims, mortgages, security interests or other encumbrance of any kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement or the Prospectus) or which could not be expected to have a Material Adverse Effect. All property (real and personal) held or used by the Company under leases, licenses, franchises or other agreements is held by the Company under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements except those that are not material to the Company and which do not interfere in any material respect with the use of the property by, or the conduct of the business of, the Company.

                 (m) Neither the Company nor any person that controls, is controlled by or is under common control with the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which could cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                 (n) Except as described in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to each Closing Date: (i) the Company has not or will not have incurred any liability or obligation, direct or contingent, or entered into any transaction, that is material to the Company, except as in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock and the Company is not or will not be delinquent in the payment of principal or interest on any outstanding debt obligation; and
(iii) there has not been and will not have been any change in the capital stock, any material change in the indebtedness of the Company, or any change or development involving or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

                 (o) Neither the Company nor any person that controls, is controlled by or is under common control with the Company has, directly or indirectly: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or
(ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

                 (p) The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses presently used in or necessary for the conduct of its business or ownership of its properties, the absence of which could be expected to have a Material Adverse Effect on the Company, and the Company has not violated or infringed upon the rights of others in a manner that could be expected to have a Material Adverse Effect on the Company, or received any notice of conflict with the asserted rights of others, in respect thereof.

                 (q) The Company has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary course of the business of the Company.

                 (r) No labor dispute with the employees of the Company exists or, to the knowledge of the Company and the Selling Shareholders, is imminent, and the Company is not a party to any collective bargaining agreement and, to the knowledge of the Company and the Selling Shareholders, no union organizational attempts have occurred or are pending. There has been no change in the relationship of the Company with any of its principal suppliers, manufacturers, contractors or customers resulting in or that could be expected to result in a

Material Adverse Effect.

                 (s) The Company is not an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                 (t) All federal, state and local tax returns required to be filed by or on behalf of the Company have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities, and all such tax returns, as filed, are accurate in all material respects; all federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company have been paid or reflected as a liability on the financial statements of the Company for appropriate periods; all deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled, and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited; no state of facts exist or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities; there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return of any period; and the Company has never been a member of an affiliated group of corporations filing consolidated federal income tax returns, other than a group of which the Company is and has been the common parent. A valid election with respect to the taxation of the Company under Subchapter S of the Internal Revenue Code of 1986, as amended, has been continuously in effect with respect to the Company from its inception through the effective date of the Registration Statement.

                 (u) The Company is not a participating employer or plan sponsor with respect to any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in Section 3(1) of ERISA, including, without limitation, any multi-employer welfare or pension plan. With respect to each defined benefit retirement plan, such plan does not have benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of the plan. The Company or the administrator of each of any employee benefit plan (the "Plans"), as the case may be, has timely filed the reports required to be filed by ERISA and the Code in connection with the maintenance of the Plans, and no facts, including, without limitation, any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with the Plans which, under applicable law, would constitute grounds for the termination of any of the Plans by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any of the Plans.

                 (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of combined financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (w) None of the Company, any officer or director of the Company, or any person who owns of record or beneficially any class of securities issued by the Company is: (i) an officer, director or partner of any brokerage firm, broker or dealer that is a member of the NASD ("NASD Member"); or (ii) directly or indirectly, a "person associated with" an NASD member or an "affiliate" of an NASD member, as such terms are used in the NASD Rules of Fair Practice.

                 (x) The Company has prepared and filed with the Commission a registration statement for the Common Stock pursuant to Section 12(g) of the Exchange Act. Such registration statement either has been declared effective by the Commission under the Exchange Act or will be declared effective by the Commission prior to or concurrently with the commencement of the public offering of the Shares. The Common Stock has been approved for designation upon notice of issuance as a Nasdaq National Market security on The Nasdaq Stock Market ("Nasdaq").

                 (y) Neither the Company, nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes, and the Company agrees to comply with such Section if, prior to the completion of the distribution of the Shares, the Company, or any affiliate of the Company commences doing such business.

                 (z) All offers and sales of the securities of the Company prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations.

                 (aa) The Company has obtained for the benefit of the Underwriters the agreement, enforceable by Robert W. Baird & Co. Incorporated ("Baird"), of each of the officers and directors of the Company, and each of the current shareholders of the Company that for a period of 180 days after the date of the Prospectus, such persons will not, without the prior written consent of Baird, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of, any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock.

                 (ab) A copy of the Durable Power of Attorney and Custody Agreement executed by each of the Selling Shareholders and a copy of each of the Selling Shareholder's Selling Shareholder's Questionnaire has been furnished to counsel for the Underwriters prior to the date hereof, along with such other information as such counsel may reasonably request in connection with their review thereof.

                          A certificate signed by any officer of the Company and
delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Selling Shareholders to the Underwriters as to the matters covered thereby. A certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in section 10(d) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with the several Underwriters and the Company, and shall be deemed to represent and warrant to the several Underwriters and the Company on each Closing Date, that:

                 (a) Such Selling Shareholder has duly executed a durable power of attorney and custody agreement ("Durable Power of Attorney and Custody Agreement") naming David S. Felman, Esq. and Robert C. Rasmussen, Esq., or either of them, as such Selling Shareholder's attorney(s)-in-fact ("Attorneys-in-Fact") for the purpose of entering into and carrying out this Agreement and naming First Union Bank of North Carolina as custodian ("Custodian") of the Shares of such Selling Shareholder for the purpose of selling such Shares to the Underwriters on each Closing Date and receiving payment therefor.

                 (b) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Durable Power of Attorney and Custody Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, as set forth on Schedule I annexed hereto, have been obtained. Such Selling Shareholder has, and at the time of delivery thereof hereunder such Selling Shareholder will have, good and valid title to the Shares proposed to be sold by such Selling Shareholder hereunder, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights, other than any created by the Durable Power of Attorney and Custody Agreement or this Agreement for the benefit of the Underwriters. Such Selling Shareholder has full right, power and authority to enter into this Agreement and the Durable Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights, other than any created by the Durable Power of Attorney and Custody Agreement or this Agreement for the benefit of the Underwriters. Upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights.

                 (c) Such Selling Shareholder has not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other material in connection with the offering and sale of the Shares. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which could cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                 (d) The execution, delivery and performance by such Selling Shareholder of this Agreement, and the Durable Power of Attorney and Custody Agreement will not, if applicable, result in the violation of any provisions of the Articles of Incorporation, By-laws or other governing documents of such Selling Shareholder, or constitute a breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's property may be bound or affected, or any statute, rule or regulation applicable to such Selling Shareholder, or violate any order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over such Selling Shareholder or any of such Selling Shareholder's property. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of, and performance under, this Agreement by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except for compliance with the Act, the Exchange Act, the Blue Sky Laws applicable to the public offering of the Shares by the Underwriters and the clearance of such offering with the NASD. Such Selling Shareholder hereby represents and warrants that each Attorney-in-Fact has been duly appointed as attorney-in-fact by such Selling Shareholder for the purpose of entering into and carrying out this Agreement, and the Durable Power of Attorney and Custody Agreement has been duly executed and delivered by or on behalf of such Selling Shareholder to the Representatives.

                 (e) This Agreement and the Durable Power of Attorney and Custody Agreement are each valid and binding agreements of such Selling Shareholder enforceable in accordance with their respective terms.

                 (f) Such Selling Shareholder has deposited in custody, under the Durable Power of Attorney and Custody Agreement, certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder as set forth opposite such Selling Shareholder's name on Schedule I annexed hereto (including the maximum number of Optional Shares set forth on Schedule I) for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Shares of such Selling Shareholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders, that the arrangements made for such custody, and the appointment of the Attorneys-in-Fact pursuant to the Durable Power of Attorney and Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder and under the Durable Power of Attorney and Custody Agreement shall not be terminated, except as provided in this Agreement and the Durable Power of Attorney and Custody Agreement, by any act of such Selling Shareholder, by operation of law, whether in the case of an individual Selling Shareholder, by the death or incapacity of such Selling Shareholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Shareholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the certificates for Shares then on deposit with the Custodian shall, to the extent such Shares are purchased by the Underwriters, be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Durable Power of Attorney and Custody Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Such Selling Shareholder represents that each Attorney-in-Fact has been authorized by such Selling Shareholder to execute and deliver this Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares sold by such Selling Shareholder against delivery thereof and otherwise to act on behalf of such Selling Shareholder.

                 (g) Insofar as it relates to such Selling Shareholder, each Preliminary Prospectus, as of its date, has conformed in all material respects with the requirements of the Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and on the effective date of the Registration Statement and at all times subsequent thereto up to each Closing Date, (i) the Registration Statement and the Prospectus, as they relate to such Selling Shareholder, did or will conform to the requirements of the Act, and (ii) neither the Registration Statement nor the Prospectus as it relates to such Selling Shareholder did or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (h) The information contained in such Selling Shareholder's Selling Shareholders' Questionnaire completed in connection with the Company's public offering and delivered to the Representatives was, as of the date of such questionnaire, and is, as of the date of this Agreement, true and correct.

                 A certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby. A certificate delivered by or on behalf of any Selling Shareholder to counsel for the Selling Shareholders for purposes of enabling such counsel to render the opinion referred in Section 10(e) will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by such Selling Shareholder as to the matters covered thereby.

         4. REPRESENTATIVES OF UNDERWRITERS. The Representatives will act as the representatives for the several Underwriters in connection with the public offering of the Shares, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all of the Underwriters.

         5. INFORMATION FURNISHED BY THE UNDERWRITERS. The information set forth in the last paragraph on the outside front cover page of the Prospectus concerning the terms of the offering by the Underwriters, the paragraph on the inside front cover page of the Prospectus relating to stabilization practices, and the information appearing under the caption "Underwriting" in the Prospectus constitute all of the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, as such information is referred to in this Agreement.

         6.      PURCHASE, SALE AND DELIVERY OF SHARES.

                 (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters identified in Schedule II annexed hereto 2,000,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share of $__________. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Firm Shares which (as nearly as practicable in full shares as determined by the Representatives) bears the same proportion to the number of Firm Shares to be sold by the Company as the number of shares set forth opposite the name of such Underwriter in Schedule II annexed hereto bears to the total number of Firm Shares to be purchased by all of the Underwriters under this Agreement.

                 (b) On the First Closing Date (as hereinafter defined), the Company will deliver to the Representatives, at the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or through the facilities of The Depository Trust Company, for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment in Milwaukee, Wisconsin of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company with respect to the Firm Shares being sold by the Company. As referred to in this Agreement, the "First Closing Date" shall be on the third full business day after the date of the Prospectus, at 9:00 a.m., Milwaukee, Wisconsin time, or at such other date or time not later than ten full business days after the date of the Prospectus as the Representatives and the Company may agree. The certificates for the Firm
Shares to be so delivered will be in denominations and registered in such names as the Representatives request by notice to the Company prior to the First Closing Date, and such certificates will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time on the first full business day preceding the First Closing Date at a location to be designated by the Representatives.

                 (c) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby agree to sell to the Underwriters, and the Underwriters, severally and not jointly, shall have the right at any time within thirty days after the date of the Prospectus to purchase up to 150,000 Optional Shares from the Company and up to 150,000 Optional Shares from the Selling Shareholders, at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised upon notice by the Representatives to the Company and the Attorneys-in-Fact, or either of them, within thirty (30) days after the date of the Prospectus setting forth the aggregate number of Optional Shares to be purchased by the Underwriters and sold by the Company and the Selling Shareholder, the names and denominations in which the certificates for such shares are to be registered and the date and place at which such certificates will be delivered. Such date of delivery (the "Second Closing Date") shall be determined by the Representatives, provided that the Second Closing Date, which may be the same as the First Closing Date, shall not be earlier than the First Closing Date and, if after the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice to exercise. The number of Optional Shares to be sold to the Underwriters pursuant to such notice shall be sold by the Selling Shareholders and the Company in the amounts set forth in Section 1 of this Agreement. Certificates for the Optional Shares will be made available for checking and packaging at 9:00 a.m., Milwaukee, Wisconsin time, on the first full business day preceding the Second Closing Date at a location to be designated by the Representatives. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares.

                 (e) The Representatives have advised the Company and the Attorneys-in-Fact that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment therefor. It is understood that the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation under this Agreement. As referred to in this Agreement, "Closing Date" shall mean either the First Closing Date or the Second Closing Date.

         7. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                 (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representatives and counsel to the Underwriters promptly. If the effective time of the Registration Statement is prior to the execution and delivery of this Agreement and any information shall have been omitted therefrom in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act and, if the Representatives do not object to the contents thereof, will comply with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters and the Attorneys-in-Fact promptly of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Representatives and counsel to the Underwriters and the Attorneys-in-Fact promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with a copy prior to such filing (with a reasonable opportunity to review such amendment or supplement) or if the Representatives object to such filing.

                 (b) If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Prospectus to comply with the Act, the Company promptly will advise the Representatives and counsel to the Underwriters and the Attorneys-in-Fact thereof and will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement which will correct such statement or omission or an amendment which will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company, upon request of the Representatives but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, of each Preliminary Prospectus.

                 (c) The Company will not, prior to the Second Closing Date, if any, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or enter into any transaction with an "affiliate," as defined in Rule 405 under the Act, which is required to be described in the Prospectus pursuant to Item 404 of Regulation S-K under the Act, except as described in the Prospectus.

                 (d) The Company will not, prior to the Second Closing Date, if any, acquire any of the Common Stock nor will the Company declare or pay any dividend or make any other distribution upon its Common Stock payable to shareholders of record on a date prior to such earlier date, except as described in the Prospectus.

                 (e) The Company will make generally available to its security holders and the Representatives an earnings statement as soon as practicable, but in no event later than sixty days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, covering a period of twelve consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                 (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representatives may reasonably request.

                 (g) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus, and will timely file Form SR, and any amendments thereto, as required by Rule 463 under the Act.

                 (h) The Company will cooperate with the Representatives and counsel to the Underwriters in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives designates, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of the Prospectus. The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

                 (i) During the period of three years from the date of the Prospectus, the Company will furnish to each of the Representatives and to each of the other Underwriters who may so request, as soon as available, each report, statement or other document of the Company or its Board of Directors mailed to its shareholders or filed with the Commission, and such other information concerning the Company as the Representatives may reasonably request.

                 (j) The Company shall deliver the requisite notice of issuance to Nasdaq and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock as a Nasdaq National Market security, or take such action to authorize the Common Stock for listing on the New York Stock Exchange or the American Stock Exchange, for a period of at least thirty-six months after the date of the Prospectus.

                 (k) Except for the issuance and sale by the Company of Common Stock upon exercise of presently existing outstanding stock options, the sale of the Shares to be sold by the Company pursuant to this Agreement, the issuance of Common Stock pursuant to the Company's 1995 Stock Option Plan effective December 21, 1995 and the Company's 1996 Director/Nonemployee Stock Option Plan effective May 2, 1996, and provided that none of such options shall be exercisable during the 180-day period herein described, the Company shall not, for a period of 180 days after the date of the Prospectus, without the prior written consent of Baird, directly or indirectly, offer, sell or otherwise dispose of, contract to sell or otherwise dispose of, or cause or in any way permit to be sold or otherwise disposed of, any: (i) shares of Common Stock;
(ii) rights to purchase shares of Common Stock; or (iii) securities that are convertible or exchangeable into shares of Common Stock.

                 (l) The Company will maintain a transfer agent and, if required by law or the rules of The Nasdaq Stock Market or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

                 (m) If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any rumor, publication or event relating to of affecting the Company shall occur as a result of which, in the opinion of Baird, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to the Prospectus), the Company will, after written notice from Baird advising the Company of any of the matters set forth above, promptly consult with Baird concerning the advisability and substance of, and, if the Company and Baird determine that it is appropriate, disseminate, a press release or other public statement responding to or commenting on, such rumor, publication or event.

                 (n) If the sale to the Underwriters of the Shares is not consummated on or before ___________ __, 1996 because (i) the Company decides not to proceed with the Offering and the Underwriters are prepared to proceed with an offering within the expected filing range of $10 to $12 per share, or
(ii) the Underwriters decide not to proceed with the Offering due to a material, adverse change in the financial condition, results of operations, business or prospects of the Company, which, in the reasonable opinion of the Underwriters, would adversely affect the Offering, the Company agrees to reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the Offering, including without limitation, fees and expenses of counsel for the Underwriters, and the provisions of Sections 9 and 12 hereof shall at all times be effective and apply. Notwithstanding the foregoing, if the sale to the Underwriters of the Shares is not consummated for any reason other than termination of this Agreement by the Underwriters pursuant to section 13 hereof, and the Company or any of the shareholders of the Company enter into an agreement on or before one year from the date of this Agreement with respect to the sale, lease, disposition or other transfer of all or substantially all of the Company's assets or a majority interest in its capital stock, directly or indirectly, by merger, share exchange, business combination or otherwise (such sale, lease, disposition or other transfer of assets or stock is hereinafter referred to as a "Business Combination"), then the Company shall engage the Representatives as its financial advisors for any such Business Combination and the Company shall pay the Representatives a financial advisory fee in the amount of $420,000 in immediately available funds upon consummation of such Business Combination for financial advisory services to be rendered by the Representatives in connection therewith.

                 (o) The Company will comply or cause to be complied with the conditions to the obligations of the Underwriters in sections 10(a), (b)(i),
(d), (e), (g), (h), (i), (j), and (k) hereof.


         8. COVENANTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, covenants and agrees with the several Underwriters and the Company as follows:

                 (a) If the effective time of the Registration Statement is not prior to the execution and delivery of this Agreement, such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement to become effective at the earliest possible time; and such Selling Shareholder will do and perform all things to be done and performed by such Selling Shareholder prior to each Closing Date, pursuant to this Agreement or the Durable Power of Attorney and Custody Agreement.

                 (b) Such Selling Shareholder agrees to deliver to the Custodian on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable substitute form or statement specified by Treasury Department regulations in lieu thereof).

                 (c) Such Selling Shareholder will pay all federal and other taxes, if any, on the transfer or sale of the Shares being sold by such Selling Shareholder to the Underwriters.

                 (d) For a period of 180 days after the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Baird, directly or indirectly, offer, sell, transfer, or pledge, contract to sell, transfer or pledge or cause or in any way permit to be sold, transferred, pledged or otherwise disposed of any: (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by such Selling Shareholder in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock.

                 (e) Such Selling Shareholder will furnish any documents, instruments or other information which the Representatives may reasonably request in connection with the sale and transfer of the Shares to the Underwriters.

         9. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incurred in connection with the public offering of the Shares. Such costs, fees and expenses to be paid by the Company include, without limitation:

                 (a) All costs, fees and expenses (excluding the expenses incurred by the Underwriters and the legal fees and disbursements of counsel for the Underwriters, but including such fees and disbursements described in subsection (b) of this section 9) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing: the registration fees related to the filing of the Registration Statement with the Commission; the fees and expenses related to the quotation or listing of the Shares on Nasdaq or other national securities exchange; the fees and expenses of the Company's counsel, accountants, transfer agent and registrar; the costs and expenses incurred in connection with the preparation, printing, shipping and delivery of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, this Agreement and the Preliminary and Supplemental Blue Sky Memoranda and the Durable Power of Attorney and Custody Agreement, including, without limitation, shipping expenses via overnight delivery and/or courier service to comply with applicable prospectus delivery requirements; and the costs and expenses associated with the production of materials related to, and travel expenses incurred by the management of the Company in connection with, the various meetings to be held between the Company's management and prospective investors.

                 (b) All registration fees and expenses, including legal fees (which in no event shall exceed $5,000) and disbursements of counsel for the Underwriters incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws (including applicable Canadian securities laws) and the clearing of the public offering and the underwriting arrangements evidenced hereby with the NASD.

                 (c) All fees and expenses related to printing of the certificates for the Shares, and all transfer taxes, if any, with respect to the sale and delivery of the Shares.

                 Moreover, each Selling Shareholder shall be solely responsible for any underwriting discount with respect to, and transfer or sales tax imposed upon, the transfer and sale of each Selling Shareholder's Shares to the Underwriters and for the Selling Shareholder's respective pro rata share of all fees and expenses of the Attorneys-in-Fact and the Custodian and the fees and expenses of any counsel retained by the Selling Shareholder. All costs and expenses incident to the performance of any Selling Shareholder's obligations hereunder that are not otherwise specifically provided for in this section will be borne and paid solely by each such Selling Shareholder. In the event any Selling Shareholder shall fail to pay the Selling Shareholder's pro rata share of the costs, fees and expenses described in this paragraph within five days after demand by the Representatives therefor, the Company shall be obligated to pay such costs, fees and expenses on demand.

         10. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein set forth as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company's officers, the Selling Shareholders and the Attorneys-in-Fact on behalf of the Selling Shareholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions, unless waived in writing by the Representatives:

                 (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m., Washington, D. C. time, on the date of this Agreement, or such later time as shall have been consented to by the Representatives, which consent shall be deemed to have been given if the Registration Statement shall have been declared effective on or before the date and time requested in the acceleration request submitted on behalf of the Representatives pursuant to Rule 461 under the Act; all filings required by Rules 424(b) and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company or the Selling Shareholders, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the satisfaction of the Representatives.

                 (b) Since the dates as of which information is given in the Registration Statement:

                          (i) there shall not have occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; and

                          (ii) the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or (ii) above, is in the opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                 (c) The Representatives shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that, in the opinion of the Representatives or counsel for the Underwriters, is material, or omits to state a fact that, in the opinion of the Representatives or such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                 (d) The Representatives shall have received an opinion of Glenn Rasmussen & Fogarty, P.A., counsel for the Company addressed to the Representatives, as the representatives of the Underwriters, and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation and whose status is active under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and the Registration Statement; and to the knowledge of such counsel, the Company is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a Material Adverse Effect;

                          (ii) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, and all such stock conforms as to legal matters to the descriptions thereof in the Prospectus and the Registration Statement;

                          (iii) The issued and outstanding shares of capital stock of the Company immediately prior to the issuance and sale of the Shares to be sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable, and there are no preemptive, preferential or, except as described in the Prospectus and to such counsel's knowledge, other rights to subscribe for or purchase any shares of capital stock of the Company, and to such counsel's knowledge, no shares of capital stock of the Company have been issued in violation of such rights;

                          (iv) To such counsel's knowledge the Company has no subsidiaries, and the Company does not own any equity interest in or control, directly or indirectly, any other corporation, limited liability company, partnership, limited liability partnership, joint venture, association, trust or other business organization except as described in the Prospectus and the Registration Statement;

                          (v) The certificates for the Shares to be delivered hereunder are in due and proper form and conform to the requirements of applicable law; and when duly countersigned by the Company's transfer agent, and delivered to the Representatives or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares to be sold by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and free of any preemptive, preferential or other rights to subscribe for or purchase shares of Common Stock;

                          (vi) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are threatened under the Act or any Blue Sky Law; the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; no facts have come to the attention of such counsel which lead it to believe that the Registration Statement or the Prospectus or any amendment or supplement (if any) thereto, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (except, in each case, for the financial statements and other financial data included therein as to which such counsel need express no opinion); to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, required to be described in the Registration Statement or the Prospectus which are not so described or which question the validity of this Agreement or any action taken or to be taken pursuant thereto, nor is there any transaction, relationship, agreement, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act, which is not described or filed as required;

                          (vii) The Company has full corporate power and authority to enter into and perform this Agreement; the performance of the Company's obligations hereunder and the consummation of the transactions described herein have been duly authorized by the Company by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief; no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States, Florida, or to the knowledge of such counsel, any other jurisdiction having jurisdiction over the Company is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (except for compliance with the Act, the Exchange Act, applicable Blue Sky Laws and the clearance of the underwriting arrangements by the NASD);

                          (viii) The execution, delivery and performance of this Agreement by the Company will not: (A) violate any provisions of the Articles of Incorporation or By-laws of the Company; (B) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, other evidence of indebtedness or other instrument known to such counsel, to which the Company is a party or by which the Company, or any of its owned or leased property is bound, and which is filed as an exhibit to the Registration Statement; or (C) violate any statute, ordinance, order, rule, decree or regulation of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States, Florida, or to the knowledge of such counsel, any other jurisdiction having jurisdiction over the Company (assuming compliance with all applicable federal and state securities laws);

                          (ix) To such counsel's knowledge, except as described in the Prospectus, there are no holders of Common Stock or other securities of the Company, or securities that are convertible or exchangeable into Common Stock or other securities of the Company, that have rights to the registration of such securities under the Act or any Blue Sky Laws;

                          (x) The Common Stock has been designated for inclusion as a National Market security on The Nasdaq Stock Market;

                          (xi) The Common Stock is registered under the Exchange Act;

                          (xii) The Company is not, nor with the giving of notice or passage of time or both would be, in violation of its Articles of Incorporation or By-laws or, to such counsel's knowledge, in default in any material respect in the performance of any agreement, lease, franchise, license, permit, mortgage, deed of trust, evidence of indebtedness or other instrument or document that is filed as an exhibit to the Registration Statement, to which the Company is subject or bound;

                          (xiii) The Company is not an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, and, upon its receipt of any proceeds from the sale of the Shares, assuming application of the proceeds in the manner set forth under the caption "Use of Proceeds" in the Prospectus, the Company will not become or be deemed to be an "investment company" thereunder;

                          (xiv) The description in the Registration Statement and the Prospectus of statutes, law, regulations, legal and governmental proceedings, and contracts and other legal documents described therein fairly and correctly presents, in all material respects, the information required to be included therein by the Act; and

                          (xv) All offers and sales by the Company of its capital stock before the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Act, and were duly registered under or the subject of an available exemption from the registration requirements of any applicable Blue Sky Laws.

                 In rendering such opinion, counsel for the Company may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company and of governmental officials, and copies of all such certificates shall be furnished to the Representatives and for the Underwriters on or before each Closing Date.

                 (e) The Representatives shall have received an opinion from Glenn Rasmussen & Fogarty, P.A., counsel for the Company and the Selling Shareholders, dated the Second Closing Date, as the case may be, to the effect that:

                          (i) Each of this Agreement and the Durable Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder and such agreement constitutes the valid and binding agreement of each Selling Shareholder, enforceable in accordance with its respective terms, except that rights to indemnity or contribution thereunder may be limited by applicable law and except as enforceability of such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief;

                          (ii) The execution and delivery of this Agreement and the Durable

                          Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated will not, if applicable, result in the violation of any provisions of the Articles of Incorporation, By-laws or other governing documents of such Selling Shareholder, or constitute a breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument known to such counsel, to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's property may be bound or affected, which has been filed as an Exhibit to the Registration Statement, or any Florida, federal, or to such counsel's knowledge, any other statute, rule or regulation applicable to such Selling Shareholder, or violate any order or decree of any Florida, federal or, to such counsel's knowledge, any other court, regulatory or governmental body, administrative body or instrumentality of the United States or other jurisdiction having jurisdiction over such Selling Shareholder or any of such Selling Shareholder's property, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of such Selling Shareholder;

                          (iii) To the knowledge of such counsel, such Selling Shareholder has full legal right, power and authority, and has secured any consent, approval, authorization and order required to enter into and perform this Agreement and the Durable Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver title to such Shares to be sold by such Selling Shareholder as provided herein; and upon delivery to the Underwriters or upon the order of the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Underwriters will acquire good and marketable title to the Shares to be sold hereunder by such Selling Shareholder, free and clear of all voting trust arrangements, liens, encumbrances, security interests, equities, claims and community or marital property rights; and

                          (iv) To such counsel's knowledge, the information concerning the Selling Shareholders contained in the Prospectus under the caption "Principal and Selling Shareholders" complies in all material respects with the Act.

                 In rendering such opinion, counsel for the Selling Shareholders may rely, to the extent counsel deems such reliance proper, as to matters of fact upon certificates of the Selling Shareholders, and copies of all such certificates shall be furnished to the Representatives and counsel for the Underwriters on or before each Closing Date.

                 (f) The Representatives shall have received an opinion of Holland & Knight, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Representatives shall have received on each Closing Date, a certificate of Richard T. Isel, in his capacity as President and Chief Executive Officer; and James T. Boosales, in his capacity as Executive Vice President, Treasurer and Chief Financial Officer, of the Company, to the effect that:

                          (i) The representations and warranties of the Company and the Selling Shareholders set forth in section 2 hereof are true and correct in all material respects as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

                          (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated under the Act or under the Blue Sky Laws of any jurisdiction;

                          (iii) Each of the respective signatories has carefully examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, and such documents contain all statements required to be stated therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; and

                          (iv) Since the date on which the Registration Statement was initially filed with the Commission, there shall not have occurred any change or development involving, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Prospectus and the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

                 The delivery of the certificate provided for in this subsection
(g) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii), (iii) and
(iv) to be set forth in said certificate.

                 (h) The Representatives shall have received a certificate from each Selling Shareholder (which may be signed by such Selling Shareholder's Attorneys-in-Fact, or either of them), dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that: (i) the representations and warranties of such Selling Shareholder in Section 3 of this Agreement are true and correct, in all material respects, as of the date of this Agreement and as of the date of such certificate, as if again made on and as of such Closing Date, and such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied by such Selling Shareholder at or prior to such Closing Date; and (ii) such Selling Shareholder has no reason to believe that the Registration Statement or any amendment thereto at the time it was declared effective by the Commission contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (i) At the time this Agreement is executed and also on each Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as the representatives of the Underwriters, from Grant Thornton, L.L.P., the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (if applicable) to be dated the Second Closing Date, which shall be in form and substance satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letter. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (i) which makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

                 (j) The Shares shall have been qualified or registered for sale under the Blue Sky Laws of such jurisdictions as shall have been specified by the Representatives, the underwriting terms and arrangements for the offering shall have been cleared by the NASD, and the Common Stock shall have been designated for inclusion as a Nasdaq National Market security on the Nasdaq Stock Market and shall have been registered under the Exchange Act.

                 (k) Such further certificates and documents as the Representatives may reasonably request (including certificates of officers of the Company).

                 (l) The Representatives and its counsel shall have received a certificate from the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that (i) the Company does not currently use the "Sterilization Technology," as defined in Section 3.1(h) of the Asset Purchase Agreement, dated as of July 31, 1994, by and between AMSCO Sterile Recoveries, Inc. and the Company, (ii) that the Sterilization Technology is not material to the current operations of the Company and is not material to its future operations, and (iii) the Company has only used the Sterilization Technology in connection with the lease or sale of reuseable surgical gowns or drapes and for no other purpose.

                 All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and to Holland & Knight, counsel for the Underwriters. The Company and the Selling Shareholders shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

                 If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied when and as required by this Agreement, this Agreement at the election of the Representatives will terminate upon notification to the Company and the Attorneys-in-Fact, or any one of them, for the Selling Shareholders without liability on the part of any Underwriter, including the Representatives, the Company or the Selling Shareholders except for the provisions of section 7(n) hereof, the expenses to be paid by the Company and the Selling Shareholders pursuant to section 9 hereof and except to the extent provided in section 12 hereof.

         11. MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. The Company will use its best efforts and the Selling Shareholders will use their best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

         12.     INDEMNIFICATION.

                 (a) The Company and each of the Selling Shareholders, jointly and severally, subject to the last paragraph of this Section 12, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company and the Selling Shareholders in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such document, application or information being hereinafter called a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and each of the Selling Shareholders, jointly and severally, subject to the last paragraph of this Section 12, agree to reimburse each Underwriter and each such controlling person for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that: (i) any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company pursuant to section 5 of this Agreement; or (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering, and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement. The indemnification obligations of the Company and each of the Selling Shareholders as provided above are in addition to and in no way limit any liabilities the Company and each of the Selling Shareholders may otherwise have.

                 (b) Each of the Selling Shareholders and the Company, severally and not jointly, subject to the last paragraph of this Section 12, agrees to indemnify and hold harmless each Underwriter and each controlling person from and against any Claims to which such Underwriter or each such controlling person may become subject under the Act, the Exchange

Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation), insofar as such Claims arise out of or are based upon any breach of any representations, warranty or covenant made by such parties in this Agreement.

                 (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, and each Selling Shareholder against any Claim to which the Company, or any such director, officer, controlling person, or Selling Shareholder may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and Baird), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance solely upon and in conformity with the written information furnished by the Representatives to the Company pursuant to section 5 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses incurred by the Company, or any such director, officer, controlling person, or Selling Shareholder in connection with investigating or defending any such Claim, and from any and all Claims solely resulting from failure of an Underwriter to deliver a Prospectus, if the person asserting such Claim purchased Shares from such Underwriter and a copy of the Prospectus (as then amended if the Company shall have furnished any amendments thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director, controlling person, or Selling Shareholder in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                 (d) Each Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, controlling the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in subsection
(a) of this section.  In case any Claim shall be brought or asserted against the

Company, its directors, such officers or any such controlling person, in respect of which indemnity may be sought against the Selling Shareholder, the Selling Shareholder shall have the rights and duties given to the Company, and the Company, such directors or officers and any such controlling person shall have the rights and duties given to the Underwriters by subsection (a) of this section.

                 (e) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to the indemnified party which are different from or additional to those available to any indemnifying party and in the reasonable judgment of such counsel it is advisable for the indemnified party to employ separate counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld.

                 (f) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                          (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (e) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, approved by the Representatives, if one or more of the Underwriters or their controlling persons are the indemnified parties);

                          (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

                          (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

                 (g) If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a), (b), (c) or (d) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

                          (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each Selling Shareholder and the Underwriters from the offering of the Shares; or

                          (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the Selling Shareholders, and the Underwriters in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.

                 The relative benefits received by each of the Company, the Selling Shareholders, and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the amount of the underwriting discounts and commissions per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons) and each of the Selling Shareholders, is responsible for the remaining portion. The relative fault of the Company, such Selling Shareholder, and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Shareholder, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (e) and (f) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                 (h) The Company, the Selling Shareholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (g) of this section. Notwithstanding the other provisions of this section, no Underwriter shall be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this section are several in proportion to their respective underwriting commitments and not joint.

                 (i) Notwithstanding any provision of this section 12 to the contrary, the aggregate liability of all of the Selling Shareholders arising under this section 12 shall be limited to the proceeds received by the Selling Shareholders from the Underwriters for the Shares sold by the Selling Shareholders and the liability of any Selling Shareholder shall not exceed his pro rata share (based on the proceeds received from the Underwriters) of the Selling Shareholders' aggregate liability. In addition, the parties agree that the indemnification obligations of such Selling Shareholder under this section 12, with respect to any matter with respect to which such Selling Shareholder and the Company are both required to indemnify the Underwriters hereunder, shall be subject to the determination by the Representatives, on behalf of the Underwriters, that, in the reasonable commercial judgment of the Representatives, the Company is or will be unable to discharge fully its obligations to the Underwriters hereunder. To the extent the Company is or will be able, in the reasonable commercial judgment of the Representatives, to discharge the Company's obligations to the Underwriters with respect to any matter that such Selling Shareholder and the Company are both required to indemnify the Underwriters hereunder, the Underwriters shall, to such extent, seek indemnification from the Company.

         13. DEFAULT OF UNDERWRITERS. It shall be a condition to the obligations of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter provided in this section, each of the Underwriters shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or the Second Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is greater than ten percent (10%) of the total number of Shares which the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, or any Selling Shareholder except for the expenses to be paid by the Company and the Selling Shareholders pursuant to section 9 hereof and except to the extent provided in section 12 hereof.

                 In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         14. EFFECTIVE DATE. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by telecopier, facsimile transmission or other means of transmitting written documents.

         15. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to or on the First Closing Date and the over-allotment option from the Company and the Selling Shareholders referred to in section 6 hereof, if exercised, may be cancelled by the Representatives at any time prior to or on the Second Closing Date, if in the judgment of the Representatives, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

                 (a) additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange, or trading in securities generally shall have been suspended or materially limited on either such exchange or on The Nasdaq Stock Market or a general banking moratorium shall have been established by either federal or state authorities in New York, Florida or Wisconsin;

                 (b) any development or prospective development involving particularly the business or properties or securities of the Company or transactions contemplated by this Agreement has occurred that, in the judgment of the Representatives makes it impractical or inadvisable to offer or deliver the Shares; or

                 (c) an outbreak or escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement.

                 Any termination pursuant to this Section shall be without liability on the part of any Underwriter to the Company, or any Selling Shareholder, or on the part of the Company, or any Selling Shareholder to any Underwriter, except for expenses to be paid by the Company and the Selling Shareholders pursuant to section 9 hereof or reimbursed by the Company pursuant to section

7(n) hereof and except as to indemnification to the extent provided in section 12 hereof.

         16. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, of the Selling Shareholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Selling Shareholder or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

         17. NOTICES. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to Robert W. Baird & Co. Incorporated at 201 North Franklin Street, Suite 2800, Tampa, Florida 33602,
Attention: Thomas E. Lange, Senior Vice President, with a copy to Robert J. Grammig, Esq., Holland & Knight, 400 North Ashley Drive, Suite 2300, Tampa, Florida, 33602 and if sent to the Company, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Company at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 34621, Attention: James T. Boosales, with a copy to David S. Felman, Esq., Glenn Rasmussen & Fogarty,
P.A., 100 South Ashley Drive, Suite 1300, Tampa, Florida 33602; and, if sent to the Selling Shareholders, will be mailed, delivered, telecopied (with receipt confirmed) or telegraphed and confirmed to the Attorneys-in-Fact, or either of them, in care of the Company, with copies to David S. Felman, Esq., Glenn Rasmussen & Fogarty, P.A.

         18. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 12 hereof and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         19. PARTIAL UNENFORCEABILITY. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.

         20. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.

                 If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, each of the Selling Shareholders, and the several Underwriters, including the Representatives, all in accordance with its terms.

                                Very truly yours,

                                STERILE RECOVERIES, INC.


                                By:
                                         -------------------------------------
                                         Richard T. Isel, President
                                         and Chief Executive
                                         Officer



                                THE SELLING SHAREHOLDERS:



                                By:
                                         -------------------------------------
                                         Richard T. Isel


                                By:
                                         -------------------------------------
                                         Wayne R. Peterson


                                By:
                                         -------------------------------------
                                         James T. Boosales

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.


By:      ROBERT W. BAIRD & CO. INCORPORATED RAYMOND
         JAMES & ASSOCIATES, INC.
         Acting as Representatives of the several
         Underwriters (including themselves) identified
         in Schedule II annexed hereto.


By:
         ____________________________________
         Authorized Representative


By:
         ____________________________________
         Authorized Representative

                            Sterile Recoveries, Inc.

                                   Schedule I

                                        NUMBER OF FIRM     NUMBER OF OPTIONAL
                                            SHARES               SHARES
                                            ------               ------
The Company                               2,000,000              150,000


The Selling Shareholders:
          Richard T. Isel                                         54,000
          Wayne R. Peterson                                       46,500
          James T. Boosales                                       49,500

                            Sterile Recoveries, Inc.

                                  SCHEDULE II

                                                             NUMBER OF FIRM
                                                                 SHARES
         NAME OF UNDERWRITER                                  BE PURCHASED
         -------------------                                  ------------

  Robert W. Baird & Co. Incorporated

  Raymond James & Associates, Inc.

                            Sterile Recoveries, Inc.

                                 Schedule 2(u)

                                      NONE